EXHIBIT 99.1


                 METTLER-TOLEDO INTERNATIONAL INC. REPORTS
                        SECOND QUARTER 2005 RESULTS

             - - IMPROVED LOCAL CURRENCY SALES GROWTH OF 5% - -
            - - STRONG EPS GROWTH EXCLUDING ONE-TIME CHARGE - -

GREIFENSEE, Switzerland and COLUMBUS, Ohio, USA - July 28, 2005 - Mettler-Toledo International Inc. (NYSE: MTD) today announced net earnings of $18.3 million, or $0.42 per share on a diluted basis, for the quarter ended June 30, 2005. As more fully described below, net earnings in the quarter included a $0.30 per share charge for a non-cash intangible asset write-off and legal costs in conjunction with previously disclosed pipette litigation. In the second quarter of 2004, net earnings per share were $0.62 and included $0.02 per share in investigation-related costs. Excluding one-time items in both periods, net earnings per share would have increased 13% over the prior period.

Sales for the quarter were $368.6 million, compared with $344.5 million in the prior year. This represents a 7% increase in reported sales, consisting of a 5% increase in local currency sales and a 2% increase due to currency. Adjusted operating income for the quarter amounted to $51.4 million, compared with the prior year quarter of $46.7 million which included $1.2 million of investigation-related costs. Cash flow from operations in the quarter was $50.6 million, compared with $45.5 million last year.

Sales for the six-month period were $705.8 million, compared with $663.2 million in the prior year. This represents a 6% increase in reported sales, consisting of 4% local currency sales growth and a 2% increase due to currency. For the six-month period, net earnings per share were $0.89 in 2005 and included the above-mentioned $0.30 per share charge. Net earnings per share on a diluted basis in 2004 were $1.03 and included $0.02 per share in investigation costs. Excluding one-time items in the six month periods, net earnings per share would have increased 13% over the prior year period. Adjusted operating income for the six-month period was $87.1 million in 2005, compared with the prior period amount of $79.5 million which included $1.2 million of investigation-related costs. Cash flow from operations for the six-month period was $57.3 million, versus $74.9 million in the prior period.

Robert F. Spoerry, Chairman, President and Chief Executive Officer, stated, "We are pleased with our improved local currency sales growth in the quarter, particularly our better performance in Europe. In the Americas, local currency sales growth was solid and in line with our expectations, while growth in Asia / Rest of World was strong in most regions. EPS growth was also strong in the quarter, excluding the one-time items in each period."

Spoerry concluded, "We remain cautiously optimistic for the remainder of the year. As expected, we experienced an improved sales trend in Europe and Asia / Rest of World. Our strategic initiatives remain well on track including new product launches and Project Spinnaker, which is aimed at increasing the effectiveness of our global sales, service and marketing organization."

The Company stated that they expect local currency sales growth and EPS in 2005 to be at the mid to high end of the previously given ranges of 3% to 5% and $2.65 to $2.75, respectively. The EPS guidance does not include the one-time charge related to the pipette litigation as discussed below.

As previously disclosed, the Company is currently evaluating its legal options in a case relating to the exclusive distribution rights of its wholly owned subsidiary, Rainin Instrument Company, to distribute certain third party-manufactured pipettes in the United States. The other party commenced a lawsuit after Rainin, pursuant to its rights under the agreement, notified the party of its intention to manufacture the pipette in the United States to remain cost competitive. The judgment terminated the license agreement and awarded damages to the other party. In light of the pipette litigation, in the second quarter, the Company took a one-time charge of $21.8 million ($13.1 million after-tax) or $0.30 per share. The charge consists of the write-off of $19.9 million ($12 million after-tax) intangible asset relating to the terminated license agreement and litigation-related expenses of $1.9 million ($1.1 million after-tax) which includes $0.6 million in damages. The Company continues to believe that the consequences of the case will not have a material adverse effect on its consolidated financial condition or future results of operations. Rainin expects to minimize any impact to its sales and profitability by increasing the sales of its own higher-margin pipettes, including those Rainin already manufactures and sells outside the United States.

For the six months ended June 30, 2005, the Company reported local currency sales growth of 5% in the Americas, 1% in Europe and 9% in Asia / Rest of World.

During the second quarter, the Company repurchased 977,900 shares of its common stock.

The Company has reconciled adjusted operating income to net earnings, the most comparable U.S. GAAP measure, in the attached schedules.

The Company will host a conference call to discuss its second quarter results today (Thursday, July 28) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company is the world's largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications. The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development. In addition, the Company is the world's largest manufacturer and marketer of metal detection and other end-of-line inspection systems used in production and packaging and holds a leading position in certain process analytics applications. Additional information about METTLER TOLEDO can be found on the World Wide Web at "www.mt.com."

Statements in this discussion which are not historical facts may be considered "forward-looking statements" that involve risks and uncertainties. For a discussion of these risks and uncertainties, which could cause actual events or results to differ from those contained in the forward-looking statements, see "Factors affecting our future operating results" in Part I, Item 1, of the Company's Annual Report on Form 10-K for the fiscal year December 31, 2004. The Company assumes no obligation to update this press release.

                             METTLER-TOLEDO INTERNATIONAL INC.
                             COMPARATIVE FINANCIAL INFORMATION
                         (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                       THREE months ended         THREE months ended
                                            June 30, 2005              June 30, 2004
                                              (unaudited)   %            (unaudited)     %

Net sales                                     $  368,637  100.0 (a)     $  344,492     100.0
Cost of sales                                    188,212   51.1            176,573      51.3
                                              ----------  -----         ----------     -----
  Gross profit                                   180,425   48.9            167,919      48.7

Research and development                          20,936    5.7             20,164       5.8
Selling, general and administrative              108,115   29.3            101,020      29.3 (c)
                                              ----------  -----         ----------     -----
  Adjusted operating income                       51,374   13.9             46,735      13.6

Amortization                                       2,991    0.8              2,896       0.8
Interest expense                                   3,764    1.0              3,272       1.0
Other charges (income), net                       21,581    5.9 (b)            (32)     (0.0)
                                              ----------  -----         ----------     -----
  Earnings before taxes                           23,038    6.2             40,599      11.8

Provision for taxes                                4,727    1.2             12,181       3.6
                                              ----------  -----         ----------     -----
  Net earnings                                $   18,311    5.0 (b)     $   28,418       8.2 (c)
                                              ==========  =====         ==========     =====
Diluted per share amounts:

  Net earnings                                $     0.42        (b)     $     0.62           (c)

  Weighted average number of common shares    43,438,961                45,750,652


Notes:

(a) Local currency sales increased 5% as compared to the same period in 2004.

(b) Includes a $21.8 million ($13.1 million after-tax), or $0.30 per share, one-time pipette litigation charge related to a $19.9 million ($12 million after-tax) non-cash write-off of an intellectual property license and $1.9 million ($1.1 million after-tax) of related legal costs.

(c) Includes $1.2 million ($0.8 million after-tax), or $0.02 per share, of costs related to an investigation into allegations made by an employee with respect to the Company and various company processes.

                           METTLER-TOLEDO INTERNATIONAL INC.
                         CONSOLIDATED STATEMENTS OF OPERATIONS
                       (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                                   AS REPORTED              AS REPORTED
                                                   -----------              -----------
                                            THREE months ended       THREE months ended
                                                 June 30, 2005            June 30, 2004
                                                   (unaudited)              (unaudited)
Net sales                                           $  368,637               $  344,492
Cost of sales                                          188,212                  176,573
                                                    ----------               ----------
     Gross profit                                      180,425                  167,919

Research and development                                20,936                   20,164
Selling, general and administrative                    108,115                  101,020
Amortization                                             2,991                    2,896
Interest expense                                         3,764                    3,272
Other charges (income), net                             21,581                      (32)
                                                    ----------               ----------
     Earnings before taxes                              23,038                   40,599

Provision for taxes                                      4,727                   12,181
                                                    ----------               ----------
     Net earnings                                   $   18,311               $   28,418
                                                    ==========               ==========
Basic earnings per common share:

     Net earnings                                   $     0.43               $     0.64
     Weighted average number of common shares       42,356,672               44,469,648

Diluted earnings per common share:

     Net earnings                                   $     0.42               $     0.62
     Weighted average number of common shares       43,438,961               45,750,652


                             METTLER-TOLEDO INTERNATIONAL INC.
                             COMPARATIVE FINANCIAL INFORMATION
                         (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                         SIX months ended           SIX months ended
                                            June 30, 2005              June 30, 2004
                                              (unaudited)   %            (unaudited)     %

Net sales                                     $  705,797  100.0 (a)     $  663,201     100.0
Cost of sales                                    362,577   51.4            345,006      52.0
                                              ----------  -----         ----------     -----
  Gross profit                                   343,220   48.6            318,195      48.0

Research and development                          41,738    5.9             40,819       6.2
Selling, general and administrative              214,432   30.4            197,829      29.8 (c)
                                              ----------  -----         ----------     -----
  Adjusted operating income                       87,050   12.3             79,547      12.0

Amortization                                       5,799    0.8              5,704       0.9
Interest expense                                   7,280    1.0              6,738       1.0
Other charges (income), net                       21,245    3.0 (b)            (96)     (0.0)
                                              ----------  -----         ----------     -----
  Earnings before taxes                           52,726    7.5             67,201      10.1

Provision for taxes                               13,634    2.0             20,161       3.0
                                              ----------  -----         ----------     -----
  Net earnings                                $   39,092    5.5 (b)     $   47,040       7.1  (c)
                                              ==========  =====         ==========     =====
Diluted per share amounts:

  Net earnings                                $     0.89        (b)     $     1.03            (c)

  Weighted average number of common shares    43,913,966                45,793,793


 Notes:

(a) Local currency sales increased 4% as compared to the same period in 2004.

(b) Includes a $21.8 million ($13.1 million after-tax), or $0.30 per share, one-time pipette litigation charge related to a $19.9 million ($12 million after-tax) non-cash write-off of an intellectual property license and $1.9 million ($1.1 million after-tax) of related legal costs.

(c) Includes $1.2 million ($0.8 million after-tax), or $0.02 per share, of costs related to an investigation into allegations made by an employee with respect to the Company and various company processes.

                             METTLER-TOLEDO INTERNATIONAL INC.
                           CONSOLIDATED STATEMENTS OF OPERATIONS
                         (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                                   AS REPORTED             AS REPORTED
                                                   -----------             -----------
                                              SIX months ended        SIX months ended
                                                 June 30, 2005           June 30, 2004
                                                   (unaudited)             (unaudited)

Net sales                                           $  705,797              $  663,201
Cost of sales                                          362,577                 345,006
                                                    ----------              ----------
     Gross profit                                      343,220                 318,195

Research and development                                41,738                  40,819
Selling, general and administrative                    214,432                 197,829
Amortization                                             5,799                   5,704
Interest expense                                         7,280                   6,738
Other charges (income), net                             21,245                     (96)
                                                    ----------              ----------
     Earnings before taxes                              52,726                  67,201

Provision for taxes                                     13,634                  20,161
                                                    ----------              ----------
     Net earnings                                   $   39,092              $   47,040
                                                    ==========              ==========
Basic earnings per common share:

     Net earnings                                   $     0.91              $     1.06
     Weighted average number of common shares       42,747,953              44,513,546

Diluted earnings per common share:

     Net earnings                                   $     0.89              $     1.03
     Weighted average number of common shares       43,913,966              45,793,793


                             METTLER-TOLEDO INTERNATIONAL INC.
                           CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (AMOUNTS IN THOUSANDS)

                                                               June 30,    December 31,
                                                                   2005            2004
                                                            (unaudited)

Cash and cash equivalents                                   $   103,864     $    67,176
Accounts receivable, net                                        253,760         271,097
Inventories                                                     148,856         156,539
Other current assets and prepaid expenses                        54,906          57,545
                                                            -----------     -----------
        Total current assets                                    561,386         552,357

Property, plant and equipment, net                              218,441         242,709
Goodwill and other intangibles                                  530,088         560,181
Other non-current assets                                        125,315         124,825
                                                            -----------     -----------
        Total assets                                        $ 1,435,230     $ 1,480,072
                                                            ===========     ===========

Short-term debt                                             $     7,196     $     6,913
Accounts payable                                                 69,663          85,129
Accrued and other current liabilities                           250,238         256,204
                                                            -----------     -----------
        Total current liabilities                               327,097         348,246

Long-term debt                                                  257,473         196,290
Other non-current liabilities                                   195,227         214,650
                                                            -----------     -----------
        Total liabilities                                       779,797         759,186

Shareholders' equity                                            655,433         720,886
                                                            -----------     -----------
        Total liabilities and shareholders' equity          $ 1,435,230     $ 1,480,072
                                                            ===========     ===========


                                                   METTLER-TOLEDO INTERNATIONAL INC.
                                            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                         (AMOUNTS IN THOUSANDS)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       THREE months ended               SIX months ended
                                                                            June 30,                            June 30,
                                                                      2005             2004             2005           2004
                                                                   (unaudited)     (unaudited)       (unaudited)    (unaudited)
Cash flow from operating activities:
   Net earnings                                                    $   18,311       $   28,418      $   39,092     $   47,040
   Adjustments to reconcile net earnings to
     net cash provided by operating activities:
     Depreciation                                                       6,463            6,438          13,116         12,911
     Amortization                                                       2,991            2,896           5,799          5,704
     Other                                                             10,184              (52)          7,578            281
     Increase (decrease) in cash resulting from changes in
     operating assets and liabilities                                  12,643            7,800          (8,305)         8,987
                                                                   ----------       ----------      ----------     ----------
         Net cash provided by operating activities                     50,592           45,500          57,280         74,923
                                                                   ----------       ----------      ----------     ----------
Cash flows from investing activities:
   Proceeds from sale of property, plant and equipment                    176            1,013             594          1,376
   Purchase of property, plant and equipment                           (6,578)          (4,798)        (11,923)       (10,667)
   Acquisitions                                                             -             (991)           (213)          (991)
                                                                   ----------       ----------      ----------     ----------
         Net cash used in investing activities                         (6,402)          (4,776)        (11,542)       (10,282)
                                                                   ----------       ----------      ----------     ----------
Cash flows from financing activities:
   Proceeds from borrowings                                            52,364            4,758          86,619         36,738
   Repayments of borrowings                                           (15,005)         (45,006)        (23,436)       (86,500)
   Proceeds from exercise of stock options                              1,951            5,148           3,925          6,906
   Repurchases of common stock                                        (46,297)          (2,981)        (74,650)       (19,572)
                                                                   ----------       ----------      ----------     ----------
         Net cash used in financing activities                         (6,987)         (38,081)         (7,542)       (62,428)
                                                                   ----------       ----------      ----------     ----------

Effect of exchange rate changes on cash and cash equivalents           (1,119)             202          (1,508)           284

Net increase in cash and cash equivalents                              36,084            2,845          36,688          2,497

Cash and cash equivalents:
   Beginning of period                                                 67,780           44,768          67,176         45,116
                                                                   ----------       ----------      ----------     ----------
   End of period                                                   $  103,864       $   47,613      $  103,864     $   47,613
                                                                   ==========       ==========      ==========     ==========
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW


Net cash provided by operating activities                          $   50,592       $   45,500      $   57,280     $   74,923
         Payments in respect of restructuring activities                1,096              699           1,521          2,735
         Proceeds from sale of property, plant and equipment              176            1,013             594          1,376
         Purchase of property, plant and equipment                     (6,578)          (4,798)        (11,923)       (10,667)
                                                                   ----------       ----------      ----------     ----------
                   Free cash flow                                  $   45,286       $   42,414      $   47,472     $   68,367
                                                                   ==========       ==========      ==========     ==========


                                            METTLER-TOLEDO INTERNATIONAL INC.
                                                OTHER OPERATING STATISTICS


                                        LOCAL CURRENCY SALES GROWTH BY DESTINATION

                                                      Europe         Americas       Asia/RoW        Total
                                              -------------------------------------------------------------------

Three Months Ended June 30, 2005                        3%              3%             13%            5%


Six Months Ended June 30, 2005                          1%              5%             9%             4%



                             RECONCILIATION OF EPS AS REPORTED TO EPS EXCLUDING ONE TIME ITEMS
                                                                    Three months ended                 Six months ended
                                                                          June 30,                         June 30,
                                                                   2005            2004               2005          2004
                                                                (unaudited)     (unaudited)        (unaudited)   (unaudited)

EPS as reported, diluted                                        $   0.42        $   0.62           $   0.89      $   1.03

Non-cash intangible write-off and litigation (a)                    0.30                               0.30
Investigation related costs (b)                                                     0.02                             0.02
                                                                --------        --------           --------      --------
EPS excluding one-time items, diluted                           $   0.72        $   0.64           $   1.19      $   1.05
                                                                ========        ========           ========      ========

Notes:

(a) EPS impact of one-time pipette litigation charge related to a $19.9 million ($12 million after-tax) non-cash write-off of an intellectual property license and $1.9 million ($1.1 million after-tax) of related legal costs.

(b) EPS impact of costs related to an investigation into allegations made by an employee with respect to the Company and various company processes.